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                                                                    Exhibit 99.1



         FOR IMMEDIATE RELEASE
                                                       Contact:  James  P. Kelly
                                                    Director, Investor Relations
                                                                  (617) 342-6244
                                                        jim_kelly@cabot-corp.com



Cabot Corporation and AVX in Tantalum Supply Dispute

AVX Files Complaint in U.S. District Court

BOSTON, MA - (August 5, 2002) - Cabot Corporation (NYSE: CBT) today announced that one of its tantalum customers, AVX Corporation (NYSE: AVX), filed a complaint against Cabot in U.S. District Court in Massachusetts on July 29, 2002. The complaint involves a supply agreement between Cabot and AVX entered into in January 2001 and claims unfair and deceptive trade practices, breach of contract, and other related matters. Cabot believes that AVX's complaint is not meritorious and that Cabot has valid defenses, which it intends to assert vigorously. AVX has indicated, however, that it intends to continue to purchase product under the supply agreement with Cabot. The parties are in discussions and Cabot is hopeful that an amicable resolution will be reached.


         CABOT CORPORATION IS A GLOBAL SPECIALTY CHEMICALS AND MATERIALS COMPANY AND IS HEADQUARTERED IN BOSTON, MASSACHUSETTS. CABOT'S MAJOR PRODUCTS ARE CARBON BLACK, FUMED SILICA, INKJET COLORANTS, AND CAPACITOR MATERIALS. CABOT HAS APPROXIMATELY 4,200 EMPLOYEES IN MORE THAN 45 MANUFACTURING PLANTS AND OFFICES LOCATED IN 23 COUNTRIES AROUND THE WORLD. THE WEBSITE ADDRESS IS www.cabot-corp.com.







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